February 26, 1998

Mr. C. William Lee
Matrix Service Company
10701 East Ute Street
Tulsa, Oklahoma 74116-1517

Dear Mr. Lee:

This confirmation sets out the terms and conditions of the Interest Rate Swap entered into between us on the Trade Date specified below. This constitutes a Confirmation as referred to in the ISDA Master Agreement dated as of February 1, 1998 (the "Agreement") between Matrix Service Company, ("Matrix Service") and Bank One, Oklahoma, N.A. ("Bank One").

This facsimile transmission will be the only written communication regarding this Swap Transaction exchanged between us and will be deemed for all purposes an original document, unless you require that we sign hard copy versions of this Confirmation. Please contact the individual indicated in the last paragraph of this letter to receive such copies.

1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This confirmation shall supplement, form part of, and be subject to the Agreement.

Each party hereto represents and warrants to the other party hereto that, in connection with the Transaction, (i) it has and will continue to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own investment, hedging and trading decisions (including without limitations decisions regarding the appropriateness and/or suitability of the Transaction) based upon its own judgement and upon any advice from such advisors as it deems necessary, and not in reliance upon the other party hereto or any of its branches, subsidiaries or affiliates or any of their respective officers, directors or employees, or any view expressed by any of them, (ii) it has evaluated and it fully understands all the terms, conditions and risks of the Transaction, and it is willing to assume (financially and otherwise) all such risks, (iii) it has and will continue to act as principal, and not agent of any person, and the other party hereto and its branches, subsidiaries and affiliates have not and will not be acting as a fiduciary or financial, investment, commodity trading or other advisor to it and (iv) it is entering in the Transaction for purposes of hedging its assets or liabilities or in connection with a line of business, and not for the purpose of speculation.

2. The terms of this particular transaction to which this Confirmation relates are as follows:

Notional Amount:     USD 10,000,000 (See Exhibit "A")

Trade Date:          March 2, 1998

Termination Date:    February 28, 2003

Fixed Amounts:
-------------

Fixed Rate Payer:    Matrix Service

Fixed Rate Payer
Payment Dates:

The first of each month of each year, commencing on April 1, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention. *

Fixed Rate:        7.50%

Fixed Rate Day
Count Fraction:    Actual/360

Fixed Rate Period
End Dates:

The first of each month of each year, commencing on April 1, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention. *

Floating Amounts:
----------------

Floating Rate Payer:   Bank One

Floating Rate Payer
Payment Dates:

The first of each month of each year, commencing on April 1, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention. *

Floating Rate Option:    USD-LIBOR-BBA


Floating Rate
Designated Maturity:    One (1) Month

Floating Rate Spread:   Plus 150 Basis Points

Floating Rate Reset Dates:  The first day of each Calculation Period.

Floating Rate Day Count Fraction:  Actual/260

Floating Rate Period End Dates:

The first of each month of each year, commencing on April 1, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention. *

Floating Initial Rate:   5.67288%

Method of Averaging:     Not Applicable

Compounding:  Not Applicable

Business Days:   New York and London

Calculation Agent:   Bank One

Governing Law:   Laws of New York

3. Account Details:

Payments to Matrix Service:

Bank One, Oklahoma, N.A.
Account # 028004046
ABA # 103000648


Payments to Bank One:

Wire Transfer to:
Bank One, N.A.
ABA # 044-0000-37
Account #151010-0630
Atten: Swap Operations

4.  Offices:

   (a) The Office of Bank One, Oklahoma, N.A. for this transaction is 150
E. Gay Street, 17th Floor, Columbus, Ohio 43271-0103.

   (b) The Office of Matrix Service Company for this transaction is 10701 East Ute Street, Tulsa, Oklahoma 74116-1517.

Please confirm that the foregoing correctly sets out the terms and conditions of our agreement by responding within one (1) business day by returning via facsimile an executed copy of this Confirmation on (614) 248-1241, Attention: Tonya Melsop, telephone: (614) 248-2982. Failure to respond within such period shall not affect the validity or enforceability of this transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Banc One Corporation                       For on behalf of
behalf of Bank One, Oklahoma, N.A.         Matrix Service Company

/s/ Shannon M. Goldrick                     /s/ C. William Lee
------------------------------              ------------------------------
Shannon M. Goldrick                         Name:   C. William Lee
Authorized Agent                            Title:  Vice President-Finance
Date: February 26, 1998                     Date:   February 27, 1998

Banc One Corporation signing on
behalf of Bank One, Oklahoma, N.A.

/s/ David R. King
-----------------------------------
David R. King
Vice President
Date: February 26, 1998


* Modified Following is specified, that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day.